Exhibit 99.1

Herbalife Nutrition Reports Largest Volume Point Quarter in Company History

LOS ANGELES--(BUSINESS WIRE)--May 7, 2020--Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the first quarter ended March 31, 2020.

“This quarter we delivered record volume point results reflecting the essential role our products play in the lives of many, especially during these times.” - John Agwunobi, Chairman and CEO of Herbalife Nutrition

HIGHLIGHTS

  First quarter 2020 volume points of 1.6 billion increased 5.6% compared to the first quarter 2019, representing the largest quarterly volume point result in Company history.
  China volume points increased 29.4% compared to the prior year period, demonstrating a strong recovery from last year’s 100-day review.
  March worldwide volume points represented the largest single month in Company history.
  First quarter 2020 reported net sales of $1.3 billion increased 7.7% compared to the first quarter of 2019.
  First quarter 2020 reported diluted EPS of $0.32 and adjusted1 earnings of $0.83 per diluted share, compared to $0.66 per diluted share and $0.66 per adjusted2 diluted share, respectively, for the first quarter 2019, which were negatively impacted in 2020 by expenses of approximately $2.2 million, or $0.01 per diluted share, and in first quarter 2019 of $0.7 million, or $0.00 per diluted share, related to the China Growth and Impact Investment Program.
  Given the fluidity of COVID-19 and its impact on our ability to provide guidance, we are providing preliminary April volume point results, which we estimate declined 1% worldwide compared to April 2019.3 More information regarding April volume point results will be provided on the Company’s investor conference call.

1 Adjusted diluted EPS is a non-GAAP measure and excludes the impact of: non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, China grant income, contingent value rights revaluation, income related to finalization of insurance recoveries, debt issuance costs related to the senior secured credit facility amendment, and COVID-19 expenses net of benefits. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

2 See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for the first quarter of 2019.

3 This preliminary Volume Point information reflects the Company’s good faith estimates based on our internal reporting and available information. Actual results remain subject to the completion of customary quarterly financial closing procedures and the preparation of the Company’s condensed consolidated financial statements and may differ materially from these estimates. We undertake no obligation to update this preliminary information. See “Forward-Looking Statements” below.

First Quarter 2020 Key Metrics4

Regional Volume Points

	Volume Points
Region	1Q '20 (mil)	Yr/Yr % Chg
Asia Pacific	409.7	11.0%
North America	356.0	7.7%
EMEA	336.7	3.4%
Mexico	209.8	(6.7%)
South and Central America	126.7	(5.3%)
China	124.6	29.4%
Worldwide Total	1,563.5	5.6%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 1Q’20 (mil)	Growth/Decline including FX vs. 1Q‘19	Growth/Decline excluding FX vs. 1Q ‘19
Asia Pacific	$ 329.7	12.0%	13.3%
North America	$ 277.7	8.3%	8.3%
EMEA	$ 258.7	2.8%	6.0%
Mexico	$ 114.9	(3.7%)	(0.7%)
South & Central America (a)	$ 91.5	(8.3%)	*
China	$ 189.9	26.3%	30.6%
Worldwide Total	$ 1,262.4	7.7%	*
South & Central America excl. Venezuela (a)	$ 91.1	(8.4%)	0.9%
Worldwide Total excl Venezuela (a)	$ 1,262.0	7.7%	10.4%

(a) Venezuela was impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.

* Figure not meaningful due to significant foreign currency fluctuations in Venezuela and the price increases implemented as a result thereof that, when considered in isolation, have a disproportionately large impact on the Company’s South and Central American region and consolidated results. Amounts were 15.1% and 11.6% for South & Central America and Worldwide Total, respectively.

4 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://ir.Herbalife.com.

Preliminary April 2020 Volume Points

Regional Volume Points

	Volume Points[1]
Region	April '20 (mil)	Yr/Yr % Chg
Asia Pacific	109.5	(13.8%)
North America	142.1	14.8%
EMEA	116.8	3.5%
Mexico	65.7	(6.3%)
South and Central America	27.5	(28.9%)
China	45.2	19.5%
Worldwide Total	506.9	(0.7%)

1 This preliminary Volume Point information reflects the Company’s good faith estimates based on our internal reporting and available information. Actual results remain subject to the completion of customary quarterly financial closing procedures and the preparation of the Company’s condensed consolidated financial statements and may differ materially from these estimates. We undertake no obligation to update this preliminary information. See “Forward-Looking Statements” below.

Outlook

  The extent and duration of business disruption and related financial impact from the COVID-19 pandemic cannot be reasonably estimated at this time but could materially impact our business, financial condition and consolidated results for the second quarter and full year 2020. The Company will periodically reassess its ability to provide guidance for full year 2020 as and when we believe the impact of the pandemic can be reasonably estimated.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, May 7, 2020, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID: 3886534). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 3886534). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people's lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.

For more information, please visit IAmHerbalifeNutrition.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  the potential impacts of the COVID-19 pandemic on us, our Members, and the world economy (including our customers and our supply chain);
  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;
  legal challenges to our network marketing program;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
  our inability to obtain or maintain the necessary licenses for our direct selling business in China and elsewhere;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, viral outbreaks and other similar epidemics or cybersecurity incidents;
  noncompliance by us or our Members with any privacy laws or any security breach by us or a third party involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of our trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our operations;
  uncertainties relating to the United Kingdom’s exit from the European Union;
  restrictions imposed by covenants in our existing indebtedness;
  risks related to the convertible notes;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended
	3/31/2020	3/31/2019
	(unaudited)
North America	$ 277.7	$ 256.5
EMEA	258.7	251.7
Asia Pacific	329.7	294.5
Mexico	114.9	119.3
China	189.9	150.4
South and Central America	91.5	99.8
Worldwide Net Sales	1,262.4	1,172.2
Cost of Sales	245.7	241.6
Gross Profit	1,016.7	930.6
Royalty Overrides	381.2	359.5
Selling, General, and Administrative Expenses	549.0	435.4
Other Operating Income (1)	(9.1)	(27.3)
Operating Income	95.6	163.0
Interest Expense, net	25.0	36.1
Other Expense (Income), net (2)	-	(8.5)
Income Before Income Taxes	70.6	135.4
Income Taxes	25.0	39.1
Net Income	$ 45.6	$ 96.3

Weighted-Average Shares Outstanding:
Basic	137.8	137.1
Diluted	140.2	145.5

Earnings Per Share:
Basic	$ 0.33	$ 0.70
Diluted	$ 0.32	$ 0.66

(1) Other Operating Income for the three months ended March 31, 2020 relates to certain China government grant income. Other Operating Income for the three months ended March 31, 2019 relates to certain China government grant income and income related to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during September 2017.

(2) Other Expense (Income), net for the three months ended March 31, 2019 relates to the gain on revaluation of the Contingent Value Rights (CVR) issued in connection with the October 2017 modified Dutch auction tender offer.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Mar 31,	Dec 31,
	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$ 944.2	$ 839.4
Receivables, net	79.2	79.7
Inventories	400.6	436.2
Prepaid expenses and other current assets	147.7	132.9
Total Current Assets	1,571.7	1,488.2

Property, plant and equipment, net	365.6	371.5
Operating lease right-of-use assets	180.1	189.5
Marketing-related intangibles and other intangible assets, net	310.1	310.1
Goodwill	85.7	91.5
Other assets	202.1	227.8
Total Assets	$ 2,715.3	$ 2,678.6

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$ 82.6	$ 81.6
Royalty overrides	250.7	294.1
Current portion of long-term debt	23.1	24.1
Other current liabilities	628.0	564.6
Total Current Liabilities	984.4	964.4

Non-current liabilities:
Long-term debt, net of current portion	1,810.7	1,778.9
Non-current operating lease liabilities	165.6	169.9
Other non-current liabilities	143.1	155.4
Total Liabilities	3,103.8	3,068.6

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	373.0	366.6
Accumulated other comprehensive loss	(263.0)	(212.5)
Accumulated deficit	(169.7)	(215.3)
Treasury stock	(328.9)	(328.9)
Total Shareholders' Deficit	(388.5)	(390.0)

Total Liabilities and Shareholders' Deficit	$ 2,715.3	$ 2,678.6

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	3/31/2020	3/31/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 45.6	$ 96.3
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	24.2	24.4
Share-based compensation expenses	10.3	10.6
Non-cash interest expense	6.3	13.9
Deferred income taxes	7.4	0.4
Inventory write-downs	3.6	5.3
Foreign exchange transaction loss	8.5	4.5
Other	(5.0)	(6.8)
Changes in operating assets and liabilities:
Receivables	(7.8)	(23.1)
Inventories	(7.4)	(27.9)
Prepaid expenses and other current assets	(18.1)	26.9
Accounts payable	2.9	2.0
Royalty overrides	(22.9)	(21.5)
Other current liabilities	92.9	(72.2)
Other	1.2	5.7
NET CASH PROVIDED BY OPERATING ACTIVITIES	141.7	38.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(24.4)	(27.0)
Other	0.1	-
NET CASH USED IN INVESTING ACTIVITIES	(24.3)	(27.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	30.2	-
Principal payments on senior secured credit facility and other debt	(5.3)	(5.1)
Share repurchases	(4.7)	(7.6)
Other	0.8	0.8
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	21.0	(11.9)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(33.8)	4.4
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	104.6	4.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	847.5	1,215.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$ 952.1	$ 1,219.0

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2020	3/31/2019
	(in millions)

Net income, as reported	$ 45.6	$ 96.3
Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	84.5	14.5
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	5.2	12.3
China grant income (1) (2)	(9.1)	(21.3)
Contingent Value Rights revaluation (1) (2)	-	(8.5)
Income related to finalization of insurance recoveries (1) (2) (5)	-	(6.0)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	0.5	-
Net expenses related to COVID-19 pandemic (1) (2)	5.8	-
Income tax adjustments for above items (1) (2)	(16.1)	6.1
Net income, as adjusted (7)	$ 116.3	$ 93.4

The following table is a reconciliation of diluted shares outstanding, as presented and reported in accordance with GAAP, to adjusted diluted shares outstanding, adjusted to include the impact of outstanding capped call transactions in the first quarter of 2019. The Company's outstanding capped call transactions were anti-dilutive and not included in GAAP earnings per share for the first quarter of 2019 because they were intended to mitigate the dilutive effect of the Company's convertible notes due 2019, if the trading price of the Company's stock exceeded the conversion price, up to a certain level. Therefore, the Company has adjusted the diluted shares outstanding to include the impact of the capped calls, based on the average share price for the period that the capped calls were anti-dilutive.

	Three Months Ended
	3/31/2020	3/31/2019
	(in millions)

Diluted shares outstanding, as reported	140.2	145.5
Impact of capped call transactions	-	(3.7)
Diluted shares outstanding, as adjusted	140.2	141.8

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended
	3/31/2020	3/31/2019
	(per share)

Diluted earnings per share, as reported	$ 0.32	$ 0.66
Impact of adjusted shares outstanding	-	0.02
Diluted earnings per share using adjusted diluted shares outstanding	$ 0.32	$ 0.68

Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	0.60	0.10
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	0.04	0.09
China grant income (1) (2)	(0.06)	(0.15)
Contingent Value Rights revaluation (1) (2)	-	(0.06)
Income related to finalization of insurance recoveries (1) (2) (5)	-	(0.04)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	-	-
Net expenses related to COVID-19 pandemic (1) (2)	0.04	-
Income tax adjustments for above items (1) (2)	(0.11)	0.04
Adjusted diluted earnings per adjusted share	$ 0.83	$ 0.66

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended
	3/31/2020	3/31/2019
	(in millions)

Expenses related to regulatory inquiries and legal accruals	(17.1)	$ (3.3)
Non-cash interest expense and amortization of non-cash issuance costs	0.1	(0.8)
China grant income	2.3	6.6
Contingent Value Rights revaluation	-	2.1
Income related to finalization of insurance recoveries	-	1.5
Debt issuance costs related to the senior secured credit facility amendment	(0.1)	-
Net expenses related to COVID-19 pandemic	(1.3)	-
Total income tax adjustments	$ (16.1)	$ 6.1

	Three Months Ended
	3/31/2020	3/31/2019
	(per share)

Expenses related to regulatory inquiries and legal accruals	(0.12)	(0.02)
Non-cash interest expense and amortization of non-cash issuance costs	-	(0.01)
China grant income	0.02	0.05
Contingent Value Rights revaluation	-	0.01
Income related to finalization of insurance recoveries	-	0.01
Debt issuance costs related to the senior secured credit facility amendment	-	-
Net expenses related to COVID-19 pandemic	(0.01)	-
Total income tax adjustments	$ (0.11)	$ 0.04

(3) Includes legal accrual recorded during the three months ended March 31, 2020 of $83.0 million relating to the SEC and DOJ investigations on the FCPA matter in China, as described in the Company’s Form 10Q for the quarter ended March 31, 2020.

(4) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contracts and the 2.625% convertible senior notes due 2024.

(5) Relates to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during September 2017, which damaged certain of the Company's inventory stored within the warehouse.

(6) Relates to costs incurred in the amendment of the senior secured credit facility which, among other things, extended the maturity, increased borrowings and reduced interest rate of both Term Loan A and 2018 Revolving Credit Facility.

(7) Amounts may not total due to rounding.

Contacts

Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Director, Investor Relations
213.745.0449